UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 100 Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed on May 18, 2023, Finch Therapeutics, Inc., a subsidiary of Finch Therapeutics Group, Inc. (the “Company”), entered into a Lease Termination Agreement (the “Termination Agreement”) with NRL WCS 200 Inner Belt Prop, LLC (the “Landlord”) on May 12, 2023 related to the Company’s office lease agreement, dated as of December 21, 2015, between North River II LLC and NextBiome, Inc. (as subsequently amended and assigned to NRL WCS 200 Inner Belt Prop, LLC and Finch Therapeutics, Inc., respectively, the “Lease”), pursuant to which the Company leased approximately 10,500 square feet on the first floor and 25,785 square feet on the fourth floor of office and laboratory space at 200 Inner Belt Road, Somerville, Massachusetts (the “Premises”). In accordance with the terms of the Termination Agreement, the Landlord executed a new lease agreement with a third-party tenant for the Premises, and as a result, the Lease terminated on June 30, 2023. In connection with the termination, the Company’s rent obligations ended on June 30, 2023. Pursuant to the Termination Agreement, the Landlord agreed to refund the Company for the full amount of the Company’s security deposit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: July 7, 2023	By:	/s/ Matthew P. Blischak
Matthew P. Blischak
President and Chief Executive Officer